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               [PAUL, HASTINGS, JANOFSKY & WALKER LLP LETTERHEAD]



                                  July 2, 1997




i-STAT Corporation
303 College Road East
Princeton, NJ  08540

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to i-STAT Corporation (the"Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering for sale 1,850,000 shares (the "Shares") of Common Stock of the Company, which may be offered from time to time by the persons named in the Prospectus which is part of the Registration Statement as the Selling Stockholders. You have requested that we furnish our opinion as to the matters set forth below.

                  In this connection, we have examined the Registration Statement as filed with the Commission on the date hereof, the Restated Certificate of Incorporation and By-laws of the Company, each as in effect as of the date hereof, records of corporate proceedings of the Company, and such other documents as we have deemed relevant as a basis for this opinion, in each case as made available to us by the Company. We have assumed the legal capacity to sign, and the genuineness of the signatures, of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with original documents of all copies of documents examined by us.
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PAUL, HASTINGS, JANOPSKY & WALKER LLP

i-STAT Corporation
July 2, 1997
Page 2




                  Based on the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and are legally and validly issued, fully paid and nonassessable.

                  We hereby consent to the reference to this Firm under the caption "Legal Matters" in the Prospectus and to the filing of this Opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                       /s/ Paul, Hastings, Janofsky & Walker LLP